Exhibit 5.1

WALKERS

8 November 2019

The Board of Directors

YX Asset Recovery Limited

Xincheng Science and Technology Park Building 7

West Yuelu Road No. 588

Changsha 410205, Hunan Province

People’s Republic of China

Dear Sirs,

YX Asset Recovery Limited

We have acted as Cayman Islands legal advisers to YX Asset Recovery Limited (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the United States Securities and Exchange Commission (“SEC”) pursuant to the U.S. Securities Act of 1933 (as amended), relating to the offering by the Company of American Depositary Shares representing the Company’s Class A Ordinary Shares of a par value of US$0.001 each (the “Class A Ordinary Shares”). We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion (“Opinion”) we have relied (without further verification) upon the completeness and accuracy, as of the date of this opinion, of the Director’s Certificate (as defined in Schedule 1) and assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in any of the documents cited in this Opinion nor upon matters of fact or the commercial terms of the transactions the subject of this Opinion.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 4, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.                                      The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Companies in the Cayman Islands (the “Registrar”).

2.                                      Based on our review of the Memorandum and Articles, the authorised share capital of the Company is currently US$100,000 divided into 100,000,000 shares comprising of (i) 15,000,000 Class A Ordinary Shares of a par value of US$0.001 each, (ii) 1,500,000 Class B Ordinary Shares of a par value of US$0.001 each, (iii) 100 Series B Preferred Shares of a par value of US$0.001 each, (iv) 50 Series C Preferred Shares of a par value of US$0.001 each, and (v) 83,499,850 shares of a par value of US$0.001 each of such class or classes (however designated) as the board of directors may determine in accordance with Article 9 of the Memorandum and Articles.

3.                                      The issue and allotment of the Class A Ordinary Shares pursuant to the Registration Statement has been duly authorised. When allotted, issued and fully paid for as contemplated in the Registration Statement and the Memorandum and Articles and when appropriate entries have been made in the Register of Members of the Company, the Class A Ordinary Shares will be validly issued, allotted and fully paid, and  based upon our understanding of the phrase “non-assessable”, non-assessable, meaning there will be no further obligation on the holder of such Class A Ordinary Shares to make any further payment in excess of the purchase price to the Company or to the Company’s creditors in respect of such Class A Ordinary Shares solely by reason of holding such Class A Ordinary Shares.

4.                                      The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects. Such statements constitute our opinion.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Taxation”, “Legal Matters” and “Description of Shares and Governing Documents” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Walkers (Hong Kong)
WALKERS (HONG KONG)

2

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.                                      The Certificate of Incorporation dated 4 January 2017, Fourth Amended and Restated Memorandum and Articles of Association as adopted on 8 November 2019 (the “Memorandum and Articles”), the Register of Members dated 21 October 2019, the Register of Directors dated 15 March 2019, and the Register of Mortgages and Charges dated 21 October 2019 of the Company, copies of which have been provided to us by the Company (together the “Company Records”).

2.                                      A Certificate of Good Standing dated 30 July 2019 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

3.                                      The Cayman Online Registry Information System (CORIS), the Cayman Islands’ General Registry’s online database, searched on 8 November 2019.

4.                                      Copies of executed minutes of a meeting of the Board of Directors of the Company dated 8 November 2019 and executed written resolutions of the shareholders of the Company dated 8 November 2019, setting out the resolutions adopted at such meetings (the “Resolutions”).

5.                                      A certificate from a director of the Company dated 8 November 2019, a copy of which is attached hereto (the “Director’s Certificate”).

6.                                      The Registration Statement.

SCHEDULE 2

ASSUMPTIONS

1.                                      The originals of all documents examined in connection with this opinion are authentic. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. Any translations are a complete and accurate translation of the original document they purport to translate.

2.                                      The Company Records are complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded.

3.                                      The Contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this Opinion.

4.                                      The Company will receive consideration in money or money’s worth for each Ordinary Share offered by the Company when issued at the agreed issue price as per the terms of the Registration Statement, such price in any event not being less than the stated par or nominal value of each Class A Ordinary Share.

SCHEDULE 3

FORM OF DIRECTOR’S CERTIFICATE

YX ASSET RECOVERY LIMITED

Xincheng Science and Technology Park Building 7

West Yuelu Road No. 588

Changsha 410205, Hunan Province

People’s Republic of China

8 November 2019

Walkers (Hong Kong)
15th Floor

Alexandra House
18 Chater Road, Central
Hong Kong

Dear Sirs,

YX ASSET RECOVERY LIMITED (the “Company”) — Director’s Certificate

I, TAN Man, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1.                                      the pre-IPO memorandum and articles of the Company (“Pre-IPO Memorandum and Articles”) remain in full force and effect and, except as amended by the Shareholders’ Resolutions adopting Memorandum and Articles, are otherwise unamended;

2.                                      the Memorandum and Articles as conditionally adopted by special resolution passed on 8 November 2019 are unamended and will become effective immediately prior to the completion of the initial public offering of the Company;

3.                                      the Shareholders’ Resolutions were executed (and where by a corporate entity such execution has been duly authorised if so required) by and on behalf of all shareholders in the manner prescribed in the Pre-IPO Memorandum and Articles of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and

4.                                      the Board Resolutions were executed by all the directors in the manner prescribed in the Pre-IPO Memorandum and Articles of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I have previously notified you personally to the contrary.

Signature:
TAN Man
Director

SCHEDULE 4

QUALIFICATIONS

1.                                      Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Law on the date of issue of the certificate if all fees and penalties under the Companies Law have been paid and the Registrar has no knowledge that the Company is in default under the Companies Law.